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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

MAUI LAND & PINEAPPLE COMPANY, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 MAUI LAND & PINEAPPLE COMPANY, INC.

April 6, 2009

To Our Shareholders:

        We are pleased to invite you to our 2009 Annual Meeting of Shareholders, which will be held on Monday, May 4, 2009 at 8:30 a.m. at the Ritz-Carlton, Kapalua hotel in Lahaina, Hawaii.

        At the meeting, we will (i) elect four Class One directors for a three-year term; (ii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2009 fiscal year; and (iii) transact such other business as may properly come before the meeting or any continuation, postponement or adjournment of the meeting. We know of no other matters to be brought up at the meeting.

        This meeting is an opportunity to communicate with our shareholders and it is important that your shares be represented and voted whether or not you expect to attend the meeting in person. You may vote your shares by proxy using the Internet, by telephone, or by returning the enclosed proxy card or voting instruction form forwarded by your bank, broker or other holder of record. Please review the instructions on the enclosed proxy card or voting instruction form regarding each of these voting options. If you attend the meeting, you may withdraw your proxy and vote in person, if you wish.

        We look forward to seeing you at the meeting should you be able to attend.

Sincerely,
WARREN H. HARUKI Chairman

MAUI LAND & PINEAPPLE COMPANY, INC.
161 S. Wakea Avenue, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687
(808) 877-3351

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
    MAUI LAND & PINEAPPLE COMPANY, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of Maui Land & Pineapple Company, Inc. will be held on Monday, May 4, 2009 at 8:30 a.m., local time, at the Ritz-Carlton, Kapalua hotel, at Lahaina, Maui, Hawaii for the following purposes:

  1.
  To elect Stephen M. Case, David C. Cole, Walter A. Dods Jr. and Fred E. Trotter III as Class One Directors to serve for a three-year term or until their successors are elected and qualified;

  2.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009; and

  3.
  To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        Our Board of Directors recommend that you vote in favor of the foregoing items of business, which are more fully described in the Proxy Statement accompanying this Notice.

        Shareholders of record of Maui Land & Pineapple Company, Inc. (NYSE: MLP) Common Stock at the close of business on March 9, 2009 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

        Your attention is directed to the Proxy Statement enclosed.

BY ORDER OF THE BOARD OF DIRECTORS,
ADELE H. SUMIDA Secretary

Dated: April 6, 2009

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 4, 2009. This proxy statement, form or proxy and our Annual Report on Form 10-K are available at http://bnymellon.mobular.net/bnymellon/mlp.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.

MAUI LAND & PINEAPPLE COMPANY, INC.
161 S. Wakea Avenue, P. O. Box 187
Kahului, Maui, Hawaii 96733-6687
(808) 877-3351

PROXY STATEMENT

General Information—Regarding the Annual Meeting

        This proxy is solicited on behalf of the Board of Directors of Maui Land & Pineapple Company, Inc., a Hawaii corporation, for the 2009 Annual Meeting of Shareholders, or the Annual Meeting, to be held on May 4, 2009, at 8:30 a.m., local time, at the Ritz-Carlton, Kapalua hotel in Lahaina, Maui, Hawaii, or any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement, the accompanying proxy card and the Annual Report on Form 10-K for the year ended December 31, 2008, including financial statements, are first being mailed on or about April 6, 2009 to all shareholders entitled to vote at the Annual Meeting. As used in this Proxy Statement, the terms the "Company," "we," "our," and "us," refer to Maui Land & Pineapple Company, Inc.

Who Can Vote

        Holders of record of shares of our Common Stock, no par value, at the close of business on March 9, 2009, the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote per share on each matter properly brought before the Annual Meeting. Shareholders will not be entitled to cumulate their votes in the election of directors.

        Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy. You may vote by proxy on the Internet, by telephone or by completing and mailing the enclosed proxy card. For your convenience, a self-addressed envelope is enclosed; it requires no postage if mailed in the United States. Voting by proxy on the Internet or by telephone may not be available to all shareholders. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 3, 2009. Shareholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the shareholder. Shareholders who vote by Internet or telephone need not return a proxy card by mail. If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, collectively referred to in this Proxy Statement as a "Nominee", then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the instruction card they provide for voting your shares.

        A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the Annual Meeting during ordinary business hours at our administrative offices at 161 S. Wakea Avenue, P.O. Box 187, Kahului, Maui, Hawaii 96733-6687 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Shares Outstanding and Quorum

        As of the Record Date, approximately 8,142,793 shares of Common Stock were issued and outstanding. Votes cast by proxy or in person at the Annual Meeting will be tabulated to determine whether or not a quorum is present for the transaction of business at the meeting. A quorum will exist if a majority of shares of Common Stock issued and outstanding as of the Record Date are represented at the meeting, either in person or by proxy.

Proxy Card

        Shares of our Common Stock represented by properly executed proxies received by us at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in those proxies. If a proxy is signed and no directions are given, shares represented thereby will be voted (i) in favor of electing the Board's four nominees for director and (ii) in favor of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. The proxy confers discretionary authority on the persons it names as to all other matters that may come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, no shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Abstentions and Broker Non-Votes

  Abstentions

        When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an "abstention." Properly executed proxy cards that are marked "abstain" or "withhold authority" on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

  •
  abstention shares are deemed present and entitled to vote for purposes of establishing a quorum;

  •
  abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

  •
  abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

  Broker Non-Votes

        If you are the beneficial owner of shares held in "street name" by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. "Broker non-votes" occur when shares held by a Nominee for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner, and (2) such proposal is a non-routine proposal for which the Nominee lacks the discretionary authority to vote the shares. Whether a proposal is routine or non-routine is determined under the rules of the New York Stock Exchange, or NYSE. Thus, when no voting instructions are received and a Nominee lacks the discretion to vote on his or her clients' behalf, Nominees are generally required to return the proxy card (or a substitute) marked with an indication that the Nominee lacks voting power over that particular proposal. This type of response is known as a "broker non-vote." We will treat broker non-votes as follows:

  •
  broker non-votes are deemed present and entitled to vote for purposes of establishing a quorum;

  •
  broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

  •
  broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

        Each of the proposals to be presented at the Annual Meeting are considered to be discretionary and therefore may be voted upon by your Nominee if you do not give instructions for the shares held by such Nominee.

Counting of Votes

        Directors are elected by a plurality of votes cast, so the three nominees who receive the most votes will be elected. Abstentions will not be taken into account in determining the election of directors and broker non-votes will not result because the election of directors is a discretionary matter.

        Ratification of the independent registered public accounting firm will require an affirmative vote of a majority of shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification and the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item.

Revocation of Proxy

        If you are a shareholder of record and vote by proxy, you may revoke your proxy at any time before it is voted by:

  •
  signing and returning another proxy card bearing a later date;

  •
  submitting another proxy on the Internet or by telephone (your latest telephone or Internet voting instructions are followed); or

  •
  giving written notice of revocation to our Secretary prior to or at the Annual Meeting or voting at the annual meeting.

        Your attendance at the Annual Meeting will not have the effect of revoking your proxy unless you give written notice of revocation to our Corporate Secretary before the polls are closed. Any written notice revoking a proxy should be sent to the Corporate Secretary at 161 S. Wakea Avenue, P.O. Box 187, Kahului, Maui, Hawaii 96733-6687, and must be received before the polls are closed.

        If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your Nominee.

Solicitation of Proxies

        We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such services.

Shareholder Proposals and Nominations

        Under Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, in order for business to be properly brought by a shareholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to shareholders in connection with the preceding year's annual meeting. Thus, proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act must be received at our executive offices on or before November 27, 2009 in order to be considered for inclusion in our proxy statement and proxy card for the 2010 Annual Meeting.

        Our Bylaws contain additional requirements that must be satisfied for any proposal of shareholders made other than under Rule 14a-8. Compliance with these requirements will entitle the proposing shareholder only to present such proposals or nominations before the meeting, not to have the proposals or nominations included in our proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a shareholder unless the shareholder has given timely written notice in proper form of such proposal or nomination to the Chairman of the Board, our President or our Secretary. Such proposals or nominations may be made only by persons who are shareholders of record on the date on which such notice is given and on the record date for determination of shareholders entitled to vote at that meeting. Shareholder notices of any proposals or nominations intended to be considered at the 2010 Annual Meeting will be timely under our Bylaws only if received at our executive offices no earlier than January 4, 2010 and no later than February 3, 2010. However, if the 2010 Annual Meeting is called for a date that is not within thirty days before or after May 4, 2010, any such notice will be timely only if it is received no later than the close of business on the tenth day following the date of the first mailing of the notice of our 2010 Annual Meeting or the date of the public disclosure of the date of our 2010 Annual Meeting, whichever is earlier.

        To be in proper written form, a shareholder's notice concerning a proposal to be presented at an annual meeting must set forth as to each matter the shareholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of such shareholder;

  •
  the number of shares of our stock owned by such shareholder beneficially and of record;

  •
  a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and

  •
  a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        To be in proper written form, a notice concerning a nomination for election to our Board of Directors must set forth as to each person whom the shareholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the number of shares of our stock owned by the person beneficially and of record; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and as to the shareholder giving the notice:

  •
  the name and record address of such shareholder;

  •
  the number of shares of our stock owned by such shareholder beneficially and of record;

  •
  a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

  •
  a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        In addition, no person will be eligible for election as a director if such election would cause us to have insufficient "independent directors" within the meaning of the listing standards of the NYSE.

        Any notice concerning proposals or nominations sought to be considered at an Annual Meeting should be addressed to our Chairman, President or Secretary at 161 S. Wakea Avenue, P.O. Box 187, Kahului, Hawaii 96733-6687. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to shareholder proposals or nominations to be considered at any special meeting) may be obtained by contacting our Secretary at the foregoing address, by telephone at 808-877-3895, facsimile 808-442-1172 or e-mail at communications@mlpmaui.com.

Multiple Shareholders Sharing the Same Address

        Owners of common stock in street name may receive a notice from their Nominee stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate proxy statement, or if a household is currently receiving multiple copies of the same items and any shareholder would like in the future to receive only a single copy at his or her address, he or she may contact our Secretary at 161 S. Wakea Avenue, P.O. Box 187, Kahului, Hawaii 96733-6687 or by telephone at 808-877-3895 or e-mail at communications@mlpmaui.com.

 PROPOSAL 1
ELECTION OF DIRECTORS

General Information—Election of Directors

        Our Articles of Association provide for a Board of Directors of not less than nine nor more than twelve directors as shall be determined in accordance with our Bylaws from time to time. The number of authorized directors is currently set by the Board at ten. Our Articles of Association and the Bylaws also divide our Board of Directors into three classes of directors consisting currently of four members in Class One and three members in Classes Two and Three, with each class holding office for three years in staggered terms. Class One consists of four directors whose term of office expires in 2009. Class Two consists of three directors whose term expires in 2010. Class Three consists of three directors whose term of office expires in 2011.

        Based upon the recommendation of the Nominating and Governance Committee, our Board has nominated the following individuals for election to Class One positions with their term in office to expire in 2012: Messrs. Stephen M. Case, David C. Cole, Walter A. Dods Jr. and Fred E. Trotter III. All four nominees currently serve as Class One directors.

        Under our Bylaws, no person is eligible to be elected as a director who has attained his or her 70th birthday at the time of election, but the directors may create exceptions to this requirement by resolution. At the meeting of our Board of Directors that occurred on March 9, 2009, our Board of Directors passed a resolution to waive the age restriction with respect to Fred E. Trotter III for the three-year term that begins in 2009.

        In the event that any person nominated as a director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        Set forth below is biographical information for each nominee and for each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among any of our directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOUR PERSONS NOMINATED BY THE BOARD FOR CLASS ONE DIRECTOR.

Class One Director—Nominees for election at the Annual Meeting of Shareholders in 2009:

Stephen M. Case (50)	Mr. Case was appointed to our Board of Directors on December 8, 2008. Mr. Case has served as Chairman and Chief Executive Officer of Revolution LLC, an investment company since April 2005. He is also Chairman of Exclusive Resorts LLC, a membership-based luxury real estate company since November 2004. He was Chairman of the Board of Time Warner, Inc. from January 2001 to May 2003. Mr. Case was Chairman of the Board and Chief Executive Officer of America Online, Inc. from 1995 to January 2001 and Chief Executive Officer from 1993 to 1995.

David C. Cole (56)	Mr. Cole has served as a director on our Board since December 2003 and Chairman of our Board from March 2004 through December 2008. Mr. Cole served as our President and Chief Executive Officer from October 2003 and Chairman of the Board from March 2004 through December 31, 2008. He has served as President of Aquaterra, Inc., an investment management firm that serves as managing general partner for Pan Pacific Ventures LP, Catalyst II LLC, Aquaterra Partners, LLC, and Aquaterra Partners II, LLC, which are partnerships with interests in software, real estate, agriculture, retailing, renewable energy and consumer products, since 1997. He served as manager of Sunnyside Farms, LLC, an organic foods, retailing and property development company in Washington, Virginia from 1997 to 2006. Mr. Cole has served in a variety of executive positions, including Chairman, President and Chief Executive Officer of Ashton-Tate Inc., a software company, Chairman of Twin Farms Collection, LLC, a luxury resort, and Chairman, President and Chief Executive Officer of NaviSoft, Inc., an online publishing software company that was acquired by America Online, Inc., or AOL, in 1994. From 1994 to 1997, he served as an officer of AOL, initially as President of AOL's Internet Services Company and later as President of AOL's New Enterprises Group. Mr. Cole is a member of the Board of Trustees for the Nature Conservancy of Hawaii. He serves on the boards of the privately held companies Brainscope, Inc., Hawaii Superferry, Inc., Sunrise Capital, LLC, and Grove Farm Company, Inc.
Walter A. Dods, Jr. (67)
Mr. Dods has served as a director on our Board since 2004. Mr. Dods has served as Chairman of Hawaiian Telcom Communications, Inc., a telecommunications provider in Honolulu, Hawaii since May 2008. He has also served as Chairman of First Hawaiian Bank since 1989. He was Chairman of BancWest Corporation, a bank holding company in Honolulu, Hawaii from January 2005 to December 2008. Mr. Dods was Chairman and Chief Executive Officer of BancWest Corporation from 1998 through December 2004, Chairman and Chief Executive Officer of First Hawaiian Bank from 1989 to 1998, and President from 1984 to 1989. Mr. Dods serves on the Boards of Alexander & Baldwin, Inc., a diversified company with most of its operations centered in Hawaii, and subsidiary Matson Navigation Company, Inc., an ocean transportation and related shore side services company. He serves on the Boards of Pacific Guardian Life Insurance Company and First Insurance Company of Hawaii, Ltd. and the privately held companies, Servco Pacific, Inc. and Grace Pacific Corporation. Mr. Dods serves on the boards of various community and non-profit organizations.

Fred E. Trotter III (78)	Mr. Trotter has served as a director on our Board since 1992. Mr. Trotter has served as President of F. E. Trotter Inc., a business consulting firm in Honolulu, Hawaii since 1991. He was a Trustee of The Estate of James Campbell, a private trust in Honolulu, Hawaii, from 1970 to 1991. Mr. Trotter is a director of the privately held companies Waterhouse Inc. and Hawaii Management Alliance Association. He is a member of the Executive Committee of JAIC-Shinrai Venture Capital, Investment, Ltd., a Japanese limited partnership. Mr. Trotter serves on the board of the Aloha Council Boy Scouts of America and various other community organizations. Mr. Trotter has extensive experience in agribusiness and property management in Hawaii.
Class Two Directors—Term expires in 2010:
Miles R. Gilburne (57)
Mr. Gilburne has served as a director on our Board since 2007. Mr. Gilburne has served as a managing member of ZG Ventures LLC, a venture capital firm since January 2000. Mr. Gilburne served as Senior Vice President of corporate development for AOL and continued to serve on the board of Time Warner, Inc. until resigning in May 2006. He currently serves on the board of directors of SRA, Inc., a publicly traded provider of technology and services to government markets, Pharmacyclics, Inc., a publicly traded drug discovery company, and several privately held technology and media companies. Mr. Gilburne is a founding director and Co-Chairman of ePals Inc., a member of the Board of Directors of the Foundation for the National Institutes of Health and The Washington Shakespeare Theatre, and a member of the Board and Executive Committee of Revolution Health.
David A. Heenan (69)
Mr. Heenan has served as a director on our Board since 1999. Mr. Heenan has served as a Trustee of The Estate of James Campbell, a private trust in Honolulu, Hawaii since 1995. He was Chairman, President and Chief Executive Officer of Theo. H. Davies & Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson from 1982 to 1995. Mr. Heenan is a director of Bank of Hawaii Corporation. He was Chairman of the Company's Board from May 2003 to March 2004.
Kent T. Lucien (55)
Mr. Lucien has served as a director on our Board since 2004. Mr. Lucien has served as Vice Chairman and Chief Financial Officer of Bank of Hawaii Corporation since April 2008. He served as a Trustee of C. Brewer & Company, Ltd., a privately held company headquartered in Honolulu, Hawaii, with operations in agriculture, distribution and real estate from 2006 through 2007, and as an independent business consultant in Honolulu, Hawaii from 2007 through 2008. He was Chief Executive Officer of Operations of C. Brewer and Co., Ltd. from 2001 to 2006; and Executive Vice President and Chief Financial Officer from 1991 to 2001. From 1991 to August 2001, he also was President and a Director of ML Macadamia Partners, an NYSE- listed master limited partnership. Mr. Lucien serves on the boards of Bank of Hawaii Corporation, and Wailuku Water Company, LLC.

Class Three Directors—Term expires in 2011:
John H. Agee (60)
Mr. Agee has been served as a director on our Board since 2001. Mr. Agee has served as Managing Director of Kulea LLC, a real estate investment firm since July 2006. He was President and Chief Executive Officer of Ka Po`e Hana LLC, a private family investment entity from May 2000 to June 2006. Mr. Agee was President of Adler Management LLC from 1986 to January 2000. Mr. Agee serves on the Boards of the privately held companies, Cote Family Companies, Inc. and Grove Farm Company, Inc., and various community and non-profit organizations.
Warren H. Haruki (56)
Mr. Haruki has been Executive Chairman of our Board since January 2009 and a director on our Board since 2006. Mr. Haruki has served as President and Chief Executive Officer of Grove Farm Company, Inc., a land development company located on Kauai, Hawaii since February 2005, and has been a Trustee of Parker Ranch Foundation Trust since March 2004. He was President of GTE Hawaiian Tel and Verizon Hawaii, communications providers, from 1991 to 2003. Mr. Haruki is on the Boards of the privately held companies, Parker Ranch, Inc., First Hawaiian Bank, Pacific Guardian Life Insurance Company, Hawaii Planing Mill, Ltd., Hawaii Superferry, Inc. and various non-profit organizations.
Duncan MacNaughton (65)
Mr. MacNaughton has served as a director on our Board since May 2004. Mr. MacNaughton has served as Chairman of The MacNaughton Group/Poseiden Properties, Inc., a group of companies that includes real estate development, consulting and leasing since 1985. Mr. MacNaughton has extensive experience in real estate development as principal developer and/or owner of properties including Ainamalu residential subdivision, Kaanapali Royal resort condominiums, Costco Center at Bougainville Industrial Park, Pali Momi Medical Center, Waikele Center and Maui Marketplace, and the exclusive developer for Kmart Corporation's stores in Hawaii. Mr. MacNaughton serves on the boards of several privately held companies.

Director Independence

        Both the listing standards of the NYSE and our Bylaws require that a majority of the Board be independent within the meaning of the listing standards of the NYSE. The Nominating and Governance Committee annually evaluates the independence of each director and nominee for director, based on the rules prescribed by the listing standards of the NYSE and an evaluation of the transactions, if any, between us and the other entities with whom the director has an affiliation. After completing its annual evaluation, the Nominating and Governance Committee concluded that (1) David C. Cole, who is a Class I Director and was our Chairman, President and Chief Executive Officer until December 31, 2008 is per se not independent by the Section 303A of the NYSE Listed Company Manual for five years following his employment with us; (2) Warren H. Haruki, who is a Class III director, is not independent because of his position as Chief Executive Officer of Grove Farms Company, Inc., an entity that is principally owned by Stephen M. Case, also a Class I director and our largest shareholder; and (3) Stephen M. Case is not independent because of the materiality of his beneficial ownership in the Company. Therefore, our Board of Directors has affirmatively determined that Messrs. Agee, and Trotter, both nominees for election to the Board at the Annual Meeting, Messrs. MacNaughton and Agee, continuing Class Three directors and all continuing Class Two directors are independent pursuant to Section 303A of the NYSE Listed Company Manual.

Board Meetings and Committees

        The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board has approved a written charter for each of these committees, and each such charter is posted on our website at http://mauiland.com/.

        In 2008, our Board of Directors held 12 meetings, the Audit Committee held 4 meetings; the Compensation Committee held 3 meetings and the Nominating and Governance Committee held 1 meeting. The Board of the Directors and each committee conduct annual self-evaluations of their effectiveness. In 2007, all directors, except Mr. Gilburne, attended at least 75% of the aggregate meetings of the Board and committees on which they serve. The non-management directors met four times in 2008 with Mr. Heenan, the lead independent director, presiding at such meetings. Board members are encouraged, but not required, to attend our Annual Meeting of Shareholders. Our 2008 Annual Meeting of Shareholders was attended by all of our directors serving at that time.

Audit Committee

        Members of the Audit Committee are Messrs. Lucien (Chairman), Agee and Heenan. All of the Audit Committee members are independent from us and our management, as defined by the listed company standards of the NYSE and by the rules of the Securities and Exchange Commission, or SEC. The Board of Directors has determined that Mr. Lucien is an "audit committee financial expert" as defined in the rules and regulations of the SEC.

        The Audit Committee is responsible for, among other things, monitoring the integrity of our consolidated financial statements, our system of internal accounting controls and financial reporting processes, and the overall performance of our internal auditors. The Audit Committee is also responsible for hiring, determining compensation for, and reviewing the independence and performance of, our independent registered public accounting firm. See "Audit Matters—Report of the Audit Committee."

Compensation Committee

        The members of the Compensation Committee are Messrs. Dods (Chairman), MacNaughton and Trotter. Each of these directors is independent as defined by the applicable listed company standards of the NYSE.

        The Compensation Committee reviews and approves the compensation plans, salary recommendations and other matters relating to compensation of our executive officers and directors. Compensation recommendations regarding the executive officers (except for the President and Chief Executive Officer) and directors are generally provided to the Compensation Committee by our President and Chief Executive Officer, and approved by the Compensation Committee. Our President and Chief Executive Officer's total compensation is recommended by the Compensation Committee and approved by our Board of Directors. The Compensation Committee has the sole authority over any non-equity compensation recommendations. However, equity compensation recommendations are presented to the full Board for ratification. The Compensation Committee generally retains the services of a compensation consultant to evaluate the compensation of our executive officers and directors. The Compensation Committee has the sole authority to retain and terminate outside counsel and other outside experts or consultants, at our expense, as deemed appropriate. See "Executive and Director Compensation—Report of the Compensation Committee."

Nominating and Governance Committee

        The members of the Nominating and Governance Committee are Messrs. Heenan (Chairman), Agee and Dods. All of the Nominating and Governance Committee members are independent as defined by the listed company standards of the NYSE.

        The Nominating and Governance Committee identifies, evaluates, and recommends qualified candidates to our Board of Directors for nomination and election. The Nominating and Governance Committee's policy with respect to director candidates recommended by shareholders is that it will consider any such director candidates on the same basis as candidates identified by the Nominating and Governance Committee. Names and resumes of prospective directors should be addressed to Nominating and Governance Committee of Maui Land & Pineapple Company, Inc., c/o Corporate Secretary, 161 S. Wakea Avenue, P.O. Box 187, Kahului, Hawaii 96733-6687. See "Shareholder Proposals and Nominations" above.

        The criteria that will be applied in evaluating any candidate considered by the Nominating and Governance Committee, including those recommended by shareholders, include whether or not the candidate:

  •
  is familiar with the communities of Maui and Hawaii in general;

  •
  possesses personal and professional integrity, sound judgment and forthrightness;

  •
  has sufficient time and energy to devote to our affairs;

  •
  is willing to challenge and stimulate management and is able to work as part of a team in an environment of trust;

  •
  has an open-minded approach to, and the resolve to independently analyze, matters presented for consideration;

  •
  will add specific value by virtue of particular technical expertise, experience or skill relevant to our business; and

  •
  understands business and financial affairs and the complexities of a business organization. While a career in business is not essential, a nominee should have a proven record of competence and accomplishment through leadership in industry, non-profit organizations, the professions or government.

        The Nominating and Governance Committee identifies nominees for positions on our Board of Directors by requesting names of potential candidates from the other Board members and from our executive officers.

        The Nominating and Governance Committee is authorized by its charter to retain a third party search firm to identify potential nominees to our Board of Directors. The Nominating and Governance Committee review resumes of the interested candidates and selects those that pass the initial screening for personal interviews. Each member of the Nominating and Governance Committee completes a ranking form that ranks all candidates interviewed and the directors standing for re-election. Based on the scores received by each individual, the nominees are selected for recommendation to our Board of Directors. Directors Case, Cole, Dods and Trotter are standing for re-election at the Annual Meeting.

Shareholder Communications with the Board of Directors

        Shareholders wishing to submit written communications to our Board of Directors should address their communications to: Board of Directors of Maui Land & Pineapple Company, Inc., or to the specified individual director, c/o Corporate Secretary, 161 S. Wakea Avenue, P.O. Box 187, Kahului,

Hawaii 96733-6687. All such correspondence will be forwarded to the specified director or in the absence of such specification, to the Chairman of the Board.

Director Compensation

DIRECTOR COMPENSATION
Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)	Number of Stock Awards Outstanding at FY End(2)
John H. Agee	$30,000	$32,693	$62,693	2,250
Stephen M. Case(3)	$2,500	$2,288	$4,788	250
Walter A. Dods Jr.	$30,000	$38,040	$68,040	250
Miles R. Gilburne	$30,000	$34,030	$64,030	1,250
Warren H. Haruki	$30,000	$32,298	$62,298	2,250
David A. Heenan	$30,000	$34,030	$64,030	1,250
Kent T. Lucien	$30,000	$34,030	$64,030	1,250
Duncan MacNaughton	$30,000	$32,693	$62,693	2,250
Fred E. Trotter III	$30,000	$38,040	$68,040	250

(1)
Grant date fair value (computed in accordance with SFAS 123(R)) of stock awards vesting in 2008.

(2)
Unvested stock awards as of December 31, 2008.

(3)
Mr. Case was elected to the Board on December 8, 2008.

Narrative to Director Compensation Table

        In 2008, all non-employee directors received an annual cash retainer fee of $30,000 (prorated for Mr. Case who was first elected to the Board effective December 8, 2008). We had an executive deferred compensation plan in which all of our executive officers and directors were eligible to participate. Messrs. Agee and Heenan elected to participate in this plan in 2008. Under this plan, participating directors could defer up to 100% of the annual cash retainer until termination of their Board membership. Earnings on compensation deferred under this plan were tied to the performance of mutual funds, which were substantially the same funds as those in our 401(k) plan, and did not earn interest at a fixed rate. The plan ceased operation as of December 31, 2008 and all funds were returned to the participants on February 1, 2009.

        Non-employee directors are also granted restricted Common Stock, or Restricted Shares, 250 shares of which vest each quarter covering the term of the director's current membership. The Restricted Shares are granted under the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan to the director at the time he or she is elected, re-elected or appointed to the Board. The number of shares granted to each director is equal to the number of calendar quarters in his term multiplied by 250 shares. The directors have voting and regular dividend rights with respect to the unvested Restricted Shares, but have no right to dispose of them until such time as they are vested. Each unvested Restricted Share is forfeited upon the director's termination of his position as a member of the Board of Directors for any reason.

        In 2008, Messrs. Agee, Haruki and MacNaughton were each granted 3,000 Restricted Shares under the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan, upon their election as Class Three Directors for the three-year term that ends in 2011 (fair value on May 12, 2008 of $30.59 per share). Mr. Case was granted 250 Restricted Shares under the Maui Land & Pineapple

Company, Inc. 2006 Equity and Incentive Compensation Plan, upon his election as Class One Director for the remaining term that ends in 2009 (fair value on December 8, 2008 of $9.15 per share).

        Effective with his appointment as Executive Chairman in January 2009, Mr. Haruki will receive $180,000 in annual compensation, in addition to his annual cash retainer fees described above. In connection with such appointment, on March 9, 2009, Mr. Haruki was granted 20,000 Restricted Shares (fair value on March 9, 2009 of $5.20 per share) and 25,000 stock options (estimated fair value in accordance with SFAS 123(R) on March 9, 2009 of $62,000) under the Maui Land & Pineapple Company, Inc. 2006 Equity and Incentive Award Plan. The stock options and restricted stock vest over five years.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee during fiscal year 2008 served as an officer, former officer or employee of us or any of our subsidiaries. Also see "Certain Relationships and Related Transactions." During fiscal year 2008, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP, an independent registered public accounting firm, has been our independent auditor for many years, and is considered by management to be well qualified. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement. The representative also will be available to respond to appropriate questions.

        Shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is required by our Restated Articles of Association. If the shareholders fail to ratify the selection, the Audit Committee will select a different firm and submit the new firm to our shareholders for ratification.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

Report of the Audit Committee

        The Audit Committee reviewed and discussed with management, and the independent registered public accounting firm, the Company's quarterly and annual audited financial statements, and Forms 10-Q for 2008, and Form 10-K for the year ended December 31, 2008, prior to their filing.

        The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards, or SAS, No. 61, "Communications with Audit Committees," as amended by SAS Nos. 89 and 90, and as adopted by the Public Company Accounting Oversight Board Rule 3600T.

        The Committee has received the written disclosures and the letter from the independent public accounting firm required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended and as adopted by the Public Company Accounting

Oversight Board Rule 3600T, and has discussed with the independent registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Form 10-K for the year ended December 31, 2008.

Audit Committee:

  Kent T. Lucien (Chairman)
  John H. Agee
  David A. Heenan

        The above Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

Independent Registered Public Accounting Firm

        Fees for services performed for us by Deloitte & Touche LLP for 2008 and 2007, including expenses incurred in connection with these services, are as follows:

	2008	2007
Audit Fees	$908,000	$1,072,000
Audit-Related Fees	158,000	104,000
Tax Fees	31,000	38,000

Total Fees	$1,097,000	$1,214,000

Audit Fees

        The audit fees are primarily attributable to professional services rendered for the audits of our annual consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, respectively, the reviews of our condensed financial statements included in our Quarterly Reports on Form 10-Q, and the audit of the effectiveness of our internal control over financial reporting.

Audit-Related Fees

        The audit-related fees for 2008 and 2007 includes services for the audits of our defined benefit and defined contribution pension plans and for various audit related consultations.

Tax Fees

        The fees for tax services relate to professional services rendered for tax compliance and various tax consultations.

        The Audit Committee has considered whether the provision of theses services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche LLP, and has determined that the provision of such services by Deloitte & Touche LLP has not adversely affected the independent registered public accounting firm's independence.

Audit Committee Policy—Approval of Fees

        It is the policy of the Audit Committee of the Board of Directors that all audit and permissible non-audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee. All of the services provided by Deloitte & Touche LLP described in the table above were approved by the Audit Committee.

OTHER MATTERS

        The Board knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters, and discretionary authority to do so is included in the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Common Stock as of March 2, 2009, by (i) each director and nominee for director, (ii) our Chief Executive Officer and our other executive officers, which we collectively refer to in this Proxy Statement as the Named Executive Officers, and (iii) all of our directors and Named Executive Officers as a group. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of Common Stock beneficially owned. Other than the directors and Named Executive Officers, there are no other person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Approximate Percent Owned(2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS
Stephen M. Case(3)	3,472,280	42.6%
David C. Cole(4)	534,398	6.3%
Robert I. Webber(5)	62,098	*
Fred W. Rickert(6)	37,424	*
Ryan L. Churchill(7)	28,295	*
Miles R. Gilburne(8)	175,414	2.2%
David A. Heenan	6,000	*
Kent T. Lucien	6,000	*
Fred E. Trotter III	5,000	*
Walter A. Dods, Jr.	4,500	*
John H. Agee	7,000	*
Duncan MacNaughton	7,000	*
Warren H. Haruki	5,250	*
All Executive Officers and Directors as a group (13 persons)(9)	4,350,659	51.0%

*
Less than 1%

(1)
Except as set forth in the footnotes to this table, the business address of each director and executive officer listed is c/o Maui Land & Pineapple Company, Inc., 161 S. Wakea Avenue, P. O. Box 187, Kahului, Maui, Hawaii 96733-6687.

(2)
This table is based upon information supplied by officers and directors, and with respect to principal shareholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 8,146,188 shares of Common Stock outstanding as of March 2, 2009. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of March 2, 2009, are deemed outstanding.

(3)
Substantially all shares beneficially owned by Stephen M. Case are actually owned by the Stephen M. Case Revocable Trust. Mr. Case is the sole trustee of the Stephen M. Case Revocable Trust and has the sole power to vote the stock and to sell or otherwise make investment decisions with respect to the shares. Mr. Case has pledged all of his shares to Bank of Hawaii, as collateral security for certain obligations.

(4)
Includes options to purchase 333,333 shares of Common Stock, and 3,400 shares of Common Stock held by the Cole Family Foundation, of which Mr. Cole is Vice President and Secretary.

(5)
Includes (i) 41,045 Restricted Shares whose vesting is performance based from 2009 through 2012, and (ii) options to purchase 18,000 shares of Common Stock. Mr. Webber has voting and regular dividend rights with respect to the Restricted Shares, but no right to dispose of such shares.

(6)
Includes options to purchase 18,800 shares of Common Stock. Mr. Rickert's employment with the Company terminated on March 20, 2009.

(7)
Includes (i) 10,000 Restricted Shares whose vesting is performance based from 2009 through 2011 and (ii) options to purchase 17,000 shares of Common Stock. Mr. Churchill has voting and regular dividend rights with respect to the Restricted Shares, but no right to dispose of such shares.

(8)
Includes 172,414 shares of Common Stock owned by ZG Ventures LLC of which Mr. Gilburne is the managing member.

(9)
Includes (i) 62,545 Restricted Shares whose vesting is performance based from 2009 to 2012, and (ii) 387,133 shares subject to options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Overview

        Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can execute to achieve our strategic goals. We have a very knowledgeable employee base in addition to valuable land and brand assets, and the executive talent we have retained the past several years is capable of leveraging the skills of our employees and our unique assets to increase shareholder value. In short, our goal is to become the employer of choice in the markets in which we compete.

Compensation Philosophy and Objectives

        We operate in a challenging business environment where housing is expensive, quality schools are scarce, and base salaries are generally insufficient to secure home mortgages for current and potential employees. This lack of purchasing power has a material impact on our ability to attract and retain employees in their prime earning and childbearing years.

        We have therefore developed a multifaceted compensation philosophy focused on building purchasing power for current and future employees by increasing earning potential while decreasing the cost of housing and education. To increase earning potential, we use base salaries supplemented by long-term equity compensation and performance-based annual cash and/or equity incentives. To increase employee purchasing power, we use a portion of our land resources to subsidize housing and, in 2004 we granted land and underwrote infrastructure costs to establish a private K-12 school where we provide tuition assistance for qualifying children of our employees.

        We also believe that recognition and training programs are vitally important for recruiting and retaining talent, as investments in these programs reflect our commitment to continuous improvement and employee development.

The Role of the Compensation Committee

        The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our Named Executive Officers in light of individual and corporate achievements. Compensation recommendations regarding our executive officers (other than Mr. Cole, our President and Chief Executive Officer through December 31, 2008) and directors were generally provided to the Compensation Committee by Mr. Cole and approved by the Compensation Committee. Mr. Cole's total compensation is recommended by the Compensation Committee and approved by our Board of Directors. In addition, each Named Executive Officer and other senior executive management team members participate in an annual performance review with our Chief Executive Officer to provide input about his or her contributions to our success for the period being assessed. From time to time, the Compensation Committee engages the services of third party compensation consultants to review the compensation of our executive officers.

Total Compensation for Executive Officers

        The compensation packages offered to Named Executive Officers are comprised of one or more of the following elements:

  •
  base salary;

  •
  annual bonus incentives;

  •
  long-term equity incentive compensation;

  •
  subsidized education programs; and

  •
  retirement and other benefits.

        Each of these components is described in more detail below.

        Base Salary

        We provide our Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Minimum salaries for our Named Executive Officers are determined by the Compensation Committee based on the following factors: nature and responsibility of the position and to the extent available, salary norms for comparable positions; the expertise of the individual executive; the competitiveness of the market for the executive's services; and the recommendations of our Chief Executive Officer.

        Base compensation for Mr. Cole was last adjusted in 2006 to bring him up to the 70th percentile of executives in similar positions, upon the recommendation of Towers Perrin, a well-known consulting firm specializing in executive compensation.

        The minimum salary for Mr. Webber, our Chief Financial Officer, was determined by our employment agreement with him when he was hired as of May 1, 2006. Mr. Webber's base salary as of May 2007 was $350,000. In March 2008, our Board of Directors appointed Mr. Webber to the position of Chief Operating Officer and Executive Vice President, in addition to his position as our Chief Financial Officer. In connection with the appointment, Mr. Webber's annual salary was increased to

$400,000 in light of his increased responsibility in the new positions. Effective as of January 1, 2009, Mr. Webber was also appointed to the offices of President and Chief Executive Officer. Mr. Webber's compensation was not modified with his appointment to President and Chief Executive Officer; however, as of January 1, 2009, Mr. Webber agreed to a temporary 10% reduction in his base salary to $360,000. See "Employment Agreements—Robert I. Webber" for further details.

        The Compensation Committee annually reviews the compensation arrangements of our other executive officers, and will typically consider the recommendations of the Chief Executive Officer in making compensation decisions regarding such officers. In 2008, other than the base salary adjustment for Mr. Webber described above, there were no base salary adjustments considered by the Compensation Committee for the executive officers.

        Annual Bonus Incentives

        It is our objective to have a substantial portion of each Named Executive Officer's compensation contingent upon overall corporate performance as well as upon his or her own level of performance and contribution towards our performance. Our Compensation Committee believes that stock-based annual incentives for the achievement of defined objectives create value in us and align the executive's compensation with the interests of our shareholders.

        Early in each year, the Compensation Committee establishes our performance measures and individual performance measures for each business segment. The bonus objectives for our Named Executive Officers are generally based on the achievement of corporate objectives that relate to that part of our business for which such executive officer has primary responsibility, as well as on a subjective review of the Named Executive Officer's total contribution to us. In establishing the personal objectives for each of our Named Executive Officers, the Compensation Committee believed that each of the objectives would be challenging to achieve. In 2008, Mr. Webber was awarded 25,000 Restricted Shares when he accepted the positions of Chief Operating Officer and Executive Vice President. The Restricted Shares vest based on performance from 2008 through 2012. No Restricted Shares vested in 2008. In December 2008, Mr. Webber was awarded options for 75,000 shares of Common Stock that will vest over a five-year period.

        Bonus incentives for our Chief Executive Officer and our Chief Financial Officer are generally based on overall achievement of corporate performance objectives. In 2008, all of our Named Executive Officers had previously granted Restricted Shares that could vest based on the achievement of corporate net income, return on investment, on the achievement of certain value accelerator transactions or the achievement of specific tasks. While some of the vesting criteria was met by certain of our Named Executive Officers, the Compensation Committee chose to decline the vesting of any Restricted Shares with regard to performance in 2008 because of the Company's poor overall financial performance.

        Long-Term Equity Compensation

        The Compensation Committee believes that long-term stock compensation is a valuable employee retention tool, encourages the participants to focus on our long-term performance and provides an opportunity for executives and key employees to increase their stake in us through grants with duration of three to five years. Our stock compensation program also aims to align the executive's interest with those of the shareholders by enhancing the link between creation of shareholder value and long-term executive incentive compensation. Generally, employees at a director level and above are awarded non-qualified stock options. All awards of stock options are made at or above the closing price of the underlying stock on the date of the grant and generally vest over five years, with 20% vesting each year. Restricted Shares based on performance goals are awarded based on the Compensation Committee's qualitative perception of exceptional performance and potential contribution by specific executives. The authority to make stock compensation grants rest with the Compensation Committee, subject to ratification by the full Board of Directors.

        Housing

        We have periodically commissioned housing projects and have offered our owned land and housing to employees and executives. In the last three years, we have initiated several projects where employees are expected to have preferred access to both rental and for sale units, subject to state and county government approvals.

        Education

        In 2004, we donated approximately 15 acres of land and improvements to establish Maui Preparatory Academy, or MPA, to serve employees and residents on West Maui. Subsequent to the donation, we have provided several million dollars of infrastructure improvements in and around MPA's campus. In addition, we offer a matching tuition grant to dependents of employees.

        Retirement Plans

        We currently have defined benefit pension plans covering most of our employees including the executive officers. The defined benefit pension plan is not a large benefit to most of our Named Executive Officers because most do not have a long prior employment history with us. In addition, we offer participation in our 401(k) plan to all full time employees.

        Tax and Accounting Implications

        The Compensation Committee is also responsible for considering the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to our executive officers; and approximately $360,000 of 2008 compensation for David C. Cole may not be deductible by us for federal income tax purposes. In 2007, approximately $2,000,000 of compensation for David C. Cole may not be deductible by us for federal income tax purposes. The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation arrangements. Pursuant to these new rules, in 2006 we amended a stock option agreement for Mr. Cole to increase the exercise prices of stock options to the fair market value on the day the executive began employment with us (date of grant). The exercise price in this option agreement had been set in 2003 when we negotiated the recruitment of Mr. Cole. In 2007, the Compensation Committee agreed that Mr. Cole should be compensated for his loss and approved a discretionary cash payment to Mr. Cole of $1,053,000 with the intent to compensate him for the loss in value of his stock options. We believe that all other compensation paid under the management incentive plans is fully deductible for federal income tax purposes. In certain situations, the Compensation Committee may approve compensation that will not meet the requirements for deductibility in order to ensure competitive levels of compensation for executives and to meet our obligations under the terms of various incentive programs.

        Severance and change in control benefits

        These benefits have been handled on a case by case basis as is deemed important to the executive involved, and the benefit usually takes the form of cash payments or acceleration of stock grants. See "Potential Payments Upon Termination or Change-in-Control."

Report of the Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

  Walter A. Dods, Jr. (Chairman)
  John H. Agee
  Duncan MacNaughton

        The above Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing, except to the extent the Company specifically incorporates this Report by reference therein.

Executive Compensation Tables

Summary Compensation Table

        The following table sets forth all of the compensation earned by and paid to or accrued for our Named Executive Officers for the years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
David C. Cole(3)	2008	550,000		76v8,600	967,213	58,297	481,746	2,825,856
	2007	550,000		1,428,577	1,024,604	61,950	1,069,582	4,134,713
	2006	550,000	50,000		844,441	55,037	15,531	1,515,009

Robert I. Webber(4)	2008	389,423	50,000		138,021	30,637	47,557	655,638
President & CEO	2007	331,538	50,000	278,642	133,546	15,515	47,717	856,958
(Principal Executive Officer &	2006	190,384	83,336		61,782	n/a	37,500	373,002
Principal Financial Officer)

Fred W. Rickert	2008	180,000			61,112	24,010	17,331	282,453
Vice President/ Treasurer	2007	180,000	15,000	294,687	60,953	24,584	15,783	591,007
	2006	180,000			55,227	26,584	120,586	382,397

Ryan L. Churchill(5)	2008	200,000	32,500		64,167	11,979	10,278	318,924
Senior Vice President/	2007	182,500	57,500	158,650	45,115	6,119	10,241	460,125
Business Development	2006	159,519	10,000		41,621	n/a	10,178	221,318

(1)
Option and stock awards reflect the dollar amount recognized for financial statement purposes for 2008, in accordance with SFAS 123(R) and include awards from grants from prior fiscal years. Assumptions used in calculation of these amounts are included in note 11 to our audited financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC. Stock awards for Mr. Cole for 2008 include 84,000 Restricted Shares that vested upon his termination as of December 31, 2008 pursuant to his employment agreement with us. See Potential Payments Upon Termination or Change-In-Control.

In 2006, stock options for Mr. Cole (133,333 shares) were re-priced to increase the amount of the exercise price to be in compliance with Section 409(a) of the Internal Revenue Code of 1986, as amended. The re-pricing decreased the value of the options. Amounts shown reflect the original values of the stock options, which is in accordance with the requirements of SFAS 123(R).

(2)
Amounts shown for 2008 in "All Other Compensation" generally include automobile allowance and the value of life insurance benefits. The amount for Mr. Cole for 2008 includes $464,700 consideration for termination, which is in accordance with his employment agreement. See Potential Payments Upon Termination or Change-In-Control. The amount for Mr. Cole for 2007 also includes $1,053,331 that was paid to him to compensate for the loss in value of his stock options. See CD&A—Tax and Accounting Implications. The amount for Mr. Webber includes certain living expense paid, and in 2006 and 2007 certain moving expense paid pursuant to his employment agreement. The 2006 amount for Mr. Rickert includes $105,000 paid for income tax liabilities.

(3)
Mr. Cole's employment with us terminated on December 31, 2008. He had served as our President and Chief Executive Officer (principal executive officer) from 2003.

(4)
Mr. Webber was employed by us as Senior Vice President and Chief Financial Officer effective May 1, 2006. On March 3, 2008, he was promoted to Executive Vice President and Chief Operating Officer, and he continued to serve as our Chief Financial Officer. As of January 1, 2009, Mr. Webber was appointed to the position of our President and Chief Executive Officer.

(5)
Includes amounts earned by Mr. Churchill as Vice President/ Community Development and Vice President/Planning of Kapalua Land Company, Ltd., a wholly-owned subsidiary of us. Mr. Churchill was promoted to Senior Vice President in March 2007.

        Employment Agreements:    We had an employment agreement with David C. Cole and we have an employment agreement with Robert I. Webber.

        David C. Cole.    Mr. Cole had an employment agreement with us to serve as our President and Chief Executive Officer, effective October 15, 2003, continuing for an indefinite term at the pleasure of the Board of Directors. Pursuant to the employment agreement, Mr. Cole was appointed as a director upon the approval by the shareholders, in December 2003, of the expansion of the size of the Board. He was appointed Chairman of our Board in March 2004.

        The employment agreement with Mr. Cole included a base salary of $450,000 per year, with his performance to be reviewed annually by the Board to determine if an increase is warranted. In April 2006, after reviewing Mr. Cole's employment agreement and a study of Mr. Cole's position by Towers Perrin, an outside compensation consulting firm, the Compensation Committee increased Mr. Cole's base salary by $100,000, approved a $50,000 bonus payable in October 2006, granted Mr. Cole 100,000 performance-based Restricted Shares, with a three-year vesting period from 2007 to 2009, and granted Mr. Cole stock options to purchase 200,000 shares of Common Stock, with a three-year vesting period from October 2006 to October 2009. With respect to the 2006 grant of Restricted Shares, up to 33,333 (33,334 in the last vesting period) shares shall vest following each of the fiscal years ending December 31, 2007, 2008 and 2009, subject to the achievement of certain agreed-upon performance measures for each period. For fiscal 2007, the performance measures adopted by the Compensation Committee included the achievement of a certain net income threshold and the achievement of up to seven specific value accelerator transactions. In 2007, the net income threshold was not achieved, but two of the value accelerator transactions were accomplished resulting in the vesting of 16,000 Restricted Shares. Specific performance criteria for fiscal years 2008 and 2009 were to be established by the Compensation Committee prior to the end of the first quarter of each fiscal year, as applicable.

        In December 2003, in connection with his employment agreement, we issued to Mr. Cole 100,000 Restricted Shares and 200,000 nonqualified stock options. With respect to the 2003 grant of Restricted Shares, Mr. Cole's 100,000 Restricted Shares vested at the rate of up to 25,000 shares per fiscal year from 2004 through 2007, subject to the achievement of certain agreed-upon performance measures based on return on investment. With respect to fiscal year 2007, there were no Restricted Shares vested and 30,750 Restricted Shares remaining in the plan were cancelled in February 2008; 30,075 Restricted Shares were subject to a modification of the grant of Restricted Shares and vested based upon 2006 performance goals that were achieved in March 2007; 14,175 and 25,000 Restricted Shares, respectively, were vested by the Compensation Committee with respect to 2005 and 2004 performance measures. See "Option Exercises and Stock Vested" table.

        The agreement provided if Mr. Cole's employment is terminated without "cause" or if he resigns for "good reason," he will be entitled to a severance payment of $450,000, in addition to any salary earned through the date of termination or resignation, the immediate vesting of all unvested Restricted Shares and stock options, and the right to exercise vested options for six months following termination, in addition to all other amounts earned or accrued but not paid and any vested employee benefits.

        Mr. Cole will be entitled to indemnity pursuant to applicable law and our current Bylaws and resolutions in effect as to the most favorably indemnified officer or director, or if more favorable, the terms of such Bylaws or resolutions as may later become effective. Mr. Cole will comply with our existing policies on conflicts of interest and business ethics, and will have standard confidentiality and invention assignment obligations. For a one-year period after Mr. Cole's employment is terminated, he agrees not to solicit or encourage our employees or contractors to leave us (without Board approval), or to solicit or encourage current or prospective customers to cease or reduce their business with us.

        Mr. Cole's employment with us terminated on December 31, 2008. See "Potential Payments Upon Termination or Change-in-Control—David C. Cole" for a summary of the payments he received upon termination of his employment.

        Robert I. Webber.    Mr. Webber has an employment agreement with us to serve as our Chief Financial Officer and Senior Vice President of Business Development. The term of the agreement is from May 1, 2006 to April 30, 2008, subject to extensions for successive additional year periods. The material terms of the employment agreement included an annual first year salary of $300,000, with a $50,000 signing bonus and a $50,000 guaranteed first-year incentive payment after one year of employment. See "Summary Compensation Table." Beginning the second year of employment and every year thereafter, Mr. Webber's bonus shall be based upon the achievement of criteria and in amounts as set forth in a bonus plan established by the Compensation Committee, with the understanding that, barring unforeseen business issues, Mr. Webber's annual incentive bonus payment shall be a minimum of $50,000. His annual salary for his second year of employment was $350,000, with any annual incentive pay to be negotiated. In addition, Mr. Webber will be eligible to participate in all of our benefit programs and will be entitled to up to $36,000 annually as a supplemental cash payment to cover education, travel and other expenses. Pursuant to the employment agreement, Mr. Webber was granted options to purchase 25,000 shares of common stock (at the closing market price of our Common Stock on May 8, 2006) that will vest at 20% per year over a five-year period, and 25,000 Restricted Shares that will vest over a five-year period based upon certain performance metrics. Up to 5,000 Restricted Shares shall be available to vest following each of the fiscal years ending December 31, 2006, 2007, 2008, 2009 and 2010 provided, that the performance criteria for the applicable fiscal year is achieved, as determined in the sole and complete discretion of the Compensation Committee. Specific performance criteria for fiscal years 2007 to 2010 are established by the Compensation Committee prior to the end of the first quarter of each fiscal year, as applicable. In March 2007, 4,955 Restricted Shares were subject to a modification of the grant of Restricted Shares and vested based upon 2006 performance goals that were achieved in 2007. The performance criteria with respect to fiscal year 2007 included the achievement of a certain net income threshold and up to seven specific value accelerator transactions. In 2007, the net income threshold was not met, but two of the value accelerator transactions were achieved resulting in vesting of 4,000 Restricted Shares.

        In March 2008, Mr. Webber was promoted to the position of our Executive Vice President and Chief Operating Officer, and continued to serve as our Chief Financial Officer. Also in March 2008, the employment agreement was amended to extend the term until April 30, 2010 and to increase Mr. Webber's annual base salary to $400,000. Additionally, Mr. Webber was granted 25,000 Restricted Shares that would vest based on performance criteria set by the Compensation Committee. The performance criteria set for 2008 included achievement of a certain net income threshold and certain value accelerator transactions. These performance criteria were not achieved in 2008 and there was no vesting of Restricted Shares.

        If Mr. Webber's employment is terminated for any reason other than "cause," or voluntary resignation, Mr. Webber will receive one year of base salary as separation pay and the vesting of all stock options (but not unvested Restricted Shares) will be accelerated. See "Potential Payments Upon Termination or Change-in-Control—Robert I. Webber."

        Pursuant to Mr. Webber's employment agreement, "cause" consists of any of the following:

  •
  if Mr. Webber is convicted of, or has pleaded guilty or entered a plea of nolo contendere to, a felony (under the laws of the United States or any state thereof);

  •
  fraudulent conduct by Mr. Webber in connection with our business or other affairs or any related company or the theft, embezzlement, or other criminal misappropriation of funds by Mr. Webber from us or any related company; or

  •
  Mr. Webber's gross negligence to comply with reasonable directives of the Chief Executive Officer and Board of Directors which are communicated to him in writing, after reasonable written notice has been provided of such non-performance by the Chief Executive Officer and

    Board of Directors, and, if such failure is curable, Mr. Webber has not cured such failure within a reasonable period following such notice.

Grants of Plan-Based Awards

        The following table sets forth each equity award granted to our Named Executive Officers during the year ended December 31, 2008.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Robert I. Webber	3/3/08					25,000	(1)				$655,500
	12/8/08								75,000	9.15	$300,750

(1)
Up to 5,000 shares shall vest following each of the fiscal years ending December 31, 2008 through 2012 based upon the achievement of certain performance criteria for the applicable years. The performance criteria will be set during the first quarter of the applicable year.

(2)
Amounts represent the estimated total fair value of stock and options awards granted in 2008 under SFAS 123(R). Based on the MLP stock price on March 9, 2009, the value of the March 3, 2008 Restricted Share award was approximately $130,000 and the value of the December 8, 2008 stock option award was approximately $104,000.

Narrative to Summary Compensation Table and Grants of 2008 Plan-Based Awards

        See "Compensation Discussion and Analysis" and "Employment Agreements" above for descriptions of compensation arrangements pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the equity awards.

        Except as otherwise noted, all stock options vest ratably over five years beginning on the grant date, with the first vesting occurring one year from the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding each unexercised option and unvested stock award held by each of our named executive officers as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested ($)
David C. Cole	133,333		$27.60	6/30/2009	(1)
	200,000		$38.04	6/30/2009	(1)

Robert I. Webber	10,000	15,000	$38.04	5/8/2016		41,045	(2)	$551,234
	8,000	12,000	$30.25	11/6/2016
		75,000	$9.15	12/8/2018

Fred W. Rickert	4,000	1,000	$33.09	5/3/2014				$—
	8,000	2,000	$33.10	7/1/2014
	4,800	1,200	$29.80	9/23/2014
	2,000	3,000	$38.04	5/8/2016

Ryan L. Churchill	4,000	1,000	$37.99	3/30/2014		10,000	(3)	$134,30
	4,000	1,000	$33.09	5/3/2014
	6,000	4,000	$27.25	11/4/2015
	2,000	8,000	$27.60	11/5/2017

(1)
Pursuant to Mr. Cole's employment agreement, upon his termination as of December 31, 2008, all of his unvested stock options vested; and in accordance with the stock option agreements, the options expire six months after termination of employment. See "Potential Payments Upon Termination or Change-In-Control."

(2)
10,000 Restricted Shares become available to vest each year through 2010 and 5,000 Restricted Shares become available to vest in 2011 and 2012. In 2008, there were no Restricted Shares vested and 11,045 Restricted Shares are carried over and will be available to vest in 2009.

(3)
3,000 Restricted Shares become available to vest each year from 2007 through 2011.

(4)
Except as otherwise noted, stock options vest at a rate of 20% annually over a five year period.

Option Exercises and Stock Vested

        The following table sets forth stock awards that vested for our named executive officers for the year ended December 31, 2008. There were no stock option exercises by the named executive officers in 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David C. Cole(1)			84,000	$1,128,120
Ryan L. Churchill(2)			2,000	$24,920

(1)
Pursuant to Mr. Cole's employment agreement, all of his unvested Restricted Shares vested upon termination of his employment on December 31, 2008.

(2)
In 2007, Mr. Churchill earned 2,000 more shares than were available for vesting. The shares vested at the end of 2008 without further performance, but were contingent on continued employment.

Pension Benefits

        The following table sets forth estimated pension benefits for our named executive officers as of December 31, 2008.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefits ($)(2)	Payments During Last Fiscal Year ($)
David C. Cole	Maui Land & Pineapple Company Pension Plan for Non-Bargaining Unit Employees	4.17	$61,877	—
	Maui Land & Pineapple Company Supplemental Executive Retirement Plan	4.17	$163,652	—

Robert I. Webber	Maui Land & Pineapple Company Pension Plan for Non-Bargaining Unit Employees	1.67	$26,887	—
	Maui Land & Pineapple Company Supplemental Executive Retirement Plan	1.67	$19,265	—

Fred W. Rickert	Maui Land & Pineapple Company Pension Plan for Non-Bargaining Unit Employees	3.67	$90,964	—
	Maui Land & Pineapple Company Supplemental Executive Retirement Plan	3.67	$—	—

Ryan L. Churchill	Maui Land & Pineapple Company Pension Plan for Non-Bargaining Unit Employees	7.17	$33,340	—
	Maui Land & Pineapple Company Supplemental Executive Retirement Plan	7.17	$—	—

(1)
Credited Benefit Service counts from date of plan participation, which is the first day of the month coincident with or next following one year of employment.

(2)
Assumptions:

Discount Rate	6.25%
Mortality
Post-retirement	RP-2000 Combined Healthy Participant Table projected to 2008 by scale AA
Pre-retirement	None
Retirement Age	62 (age when unreduced benefit available) or current age, if older

        Compensation covered by the Pension Plan for Non-Bargaining Unit Employees, or the Pension Plan, and the Supplemental Executive Retirement Plan, or SERP, is generally only base salary. Retirement benefits are computed based on each participant's years of credited service with us, age, earnings and retirement date, and are not subject to any deduction for social security or other offset amounts. Normal retirement age for participants is 65 with provisions for retirement as early as 55. Benefits are payable as a qualified joint and survivor annuity with options for benefits in other annuity forms. Vesting is 100% after five years of service. When the benefits of an employee under the pension plan are reduced because of (1) the maximum annual benefit limitation or (2) the maximum compensation limitation, the SERP provides an additional benefit to make up the difference.

        The Pension Plan and the SERP provide for early retirement benefits for participants who are at least 55 years of age and have at least five years of eligibility service. Mr. Cole terminated employment on December 31, 2008. His early retirement benefits of $21,183 (annual) commenced effective January 1, 2009 (but with the first six months of payments delayed until July 1, 2009 pursuant to IRC 409A) under the Supplemental Executive Retirement Plan and February 1, 2009 under the Pension Plan for Non-Bargaining Unit Employees.

Nonqualified Deferred Compensation

        As of and for the Year Ended December 31, 2008

Name	Executive Contribution in Last FY ($)	Registrant Contribution in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David C. Cole	$196,920	$—	$(1,046,987)	$—	$1,189,016

        We maintained a non-qualified deferred compensation plan whereby management employees, including all of the executive officers, can make pre-tax deferral of up to 30% of their salary and 100% of any cash bonus. The plan ceased operations as of December 31, 2008 and all monies were returned to the plan participants on February 1, 2009. Earnings on compensation deferred under this plan were tied to the performance of mutual funds, which were substantially the same funds as those in our 401(k) plan, and did not earn interest at a fixed rate.

Potential Payments Upon Termination or Change-in-Control

        The amounts shown assume that termination occurred on December 31, 2008 and do not include normal payroll and vacation amounts earned, but not paid as of that date or termination benefits available generally to all salaried employees.

        David C. Cole.    Mr. Cole's employment with us terminated on December 31, 2008. His employment agreement provided that if Mr. Cole's employment is terminated for "cause," he will be entitled only to salary earned through the date of termination, any vested restricted shares, and any other vested employee benefits. If Mr. Cole's employment is terminated without "cause" or he resigns for "good reason," he will be entitled to a severance payment of $450,000, in addition to any salary earned through the date of termination or resignation, the immediate vesting of all unvested restricted shares and stock options, and the right to exercise vested options for six months following termination, in addition to all other amounts earned or accrued but not paid and any vested employee benefits. For purposes of determining severance payments and other benefits post-termination to Mr. Cole, we have agreed to treat Mr. Cole's resignation as a termination without cause under Mr. Cole's employment agreement. Mr. Cole will receive $464,700 in 26 bi-weekly installments and continuation of health care benefits through December 31, 2009. Pursuant to termination provisions of Mr. Cole's employment agreement, 84,000 Restricted Shares vested and the vesting of 66,664 stock options were accelerated upon termination, which were valued at $772,600 in accordance with SFAS 123(R).

        Robert I. Webber.    Termination payments are agreed to pursuant to his employment agreement, which is summarized above. See "Employment Agreements—Robert I. Webber."

Executive benefits and payments upon termination	Death or disability	Termination for cause	Voluntary termination	Termination without cause or for good reason	Termination in connection with change in control	Change in control without termination
Base salary	$400,000	$—	$—	$400,000	$400,000	$—
Restricted Shares accelerated						551,000
Stock options accelerated(1)	—	—	—	321,000	321,000	—

Total	$400,000	$—	$—	$721,000	$721,000	$551,000

(1)
represents intrinsic value of non-vested options in the money at December 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have a 51% ownership interest in Kapalua Bay Holdings, LLC, or Bay Holdings, the owner and developer of The Residences at Kapalua Bay. The other members of Bay Holdings, through wholly owned affiliates, are Marriott International Inc., which owns a 34% interest in Bay Holdings, and Exclusive Resorts LLC, which owns the remaining 15% interest in Bay Holdings. Stephen M. Case, a director and our largest shareholder, is the Chairman, Chief Executive Officer, and indirect beneficial owner of Revolution LLC, which is the indirect majority owner of Exclusive Resorts LLC, and thus Mr. Case may be deemed to have a beneficial interest in Bay Holdings.

        In April 2007, the sale of approximately 181 acres of land located in Maui, Hawaii to Ryan L. Churchill, our Senior Vice President/Corporate Development closed escrow and we recognized a pre-tax gain of $2.8 million. In February 2007, the $4.1 million sale ($4.0 million pre-tax gain) of approximately 157 acres of Upcountry Maui land to David C. Cole our Chief Executive Officer (through December 31, 2008) closed escrow. Prior to the closing of the latter sale, we leased a 3,500 square foot residence that is located on the property to Mr. Cole for $1,500 per month, which represented the fair value. The properties had been earmarked for sale in 2004 as part of the real estate that is considered non-core to our operations.

        In June 2005, we purchased a residential property in Maui, Hawaii that includes a house and cottage on approximately 4 acres of land for $2.6 million. The property was purchased for use by our executives and is presently being leased to our current President and CEO for $3,500 per month under a lease agreement through mid-2010.

Review, Approval or Ratification of Transactions with Related Persons

        The land sale transactions described above were structured in compliance with our policy for related party real estate sales. Such policy requires an independent appraisal of the property value, allows for a 3% discount to the sales price in lieu of broker's commissions, and requires review and approval of the sales price by the Audit Committee of the Board of Directors. The Audit Committee reviewed the appraisals and the terms of the agreements with the other independent directors of the Board of Directors, and the sales were approved by all such independent directors.

        Our policy with regard to related party transactions is that all material transactions are to be reviewed by the Audit Committee for any possible conflicts of interest. A "related party transaction" is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding common stock. The Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the terms of the transaction; and (iii) the terms available to unrelated third parties or to employees generally. The Audit Committee will generally seek consensus of the transaction from the independent directors. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee's deliberations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our officers and directors and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of such reports. To our knowledge, based solely upon a review of such reports and amendments thereto received by us during or with respect to its most recent fiscal year and upon written representations regarding all reportable transactions, we did not identify any such required report that was not timely filed, except as follows: David C. Cole, Robert I. Webber and Ryan L. Churchill each filed a Form 4 late on March 5, 2008.

BY ORDER OF THE BOARD OF DIRECTORS

ADELE H. SUMIDA Secretary
Kahului, Maui, Hawaii April 6, 2009

THIS PROXY WILL BE VOTED AS DIRECTED. IF THE PROXY IS PROPERLY SIGNED AND RETURNED AND NO DIRECTIONS ARE GIVEN, THE VOTE WILL BE IN FAVOR OF ALL PROPOSALS BELOW. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	To elect the nominees listed below as Class One Directors to serve for a three-year term or until their successors have been elected and qualified:	☐	☐	☐	2.	To ratify the selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year 2009.	☐	☐	☐
	01 Stephen M. Case 02 David C. Cole 03 Walter A. Dods, Jr. 04 Fred E. Trotter, III					The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)
*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

á  FOLD AND DETACH HERE  á

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
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PROXY

MAUI LAND & PINEAPPLE COMPANY, INC.
161 S. Wakea Avenue, P. O. BOX 187
KAHULUI, MAUI, HAWAII 96733-6687

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING TO BE HELD MAY 4, 2009

        The undersigned hereby makes, constitutes and appoints ROBERT I. WEBBER and ADELE H. SUMIDA and each of them as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of Maui Land & Pineapple Company, Inc. (the "Company") to be held at 8:30 a.m. on Monday, May 4, 2009, at The Ritz-Carlton, Kapalua in Lahaina, Maui, Hawaii, and any postponements or adjournments thereof, and to vote all shares of the stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time. The undersigned directs that this Proxy be voted as follows:

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

á FOLD AND DETACH HERE á

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MAUI LAND & PINEAPPLE COMPANY, INC.
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION Year Ended December 31, 2008
PROPOSAL 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE